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                                                                    EXHIBIT 99.1

                                                     Contact: Haim Tsuff
                                                     Chief Executive Officer
                                                     713-621-3882
                                                     isramco@wordonline.nl
/FOR IMMEDIATE RELEASE/                              ---------------------

                                                     John Swanson
                                                     Swanson Communications Inc.
                                                     217-285-4967

              ISRAMCO APPOINTS EDY FRANCIS CHIEF FINANCIAL OFFICER

        Houston, Sept. 6--Isramco Inc. (NASDAQ: "ISRL") announced today that the Board of Directors had appointed Edy Francis to be Chief Financial Officer, effective September 3, 2007. Mr. Francis will work out of the Company's Houston office. The appointment was made to facilitate the Company's expanding oil and gas operations in the United States.

        From December 2003 through August 2007, Mr. Francis was affiliated with the Tel Aviv based office of Brightman Almagor & Co., Certified Public Accountants and a member firm of Deloitte Touche Tohmatsu where his areas of practice included auditing publicly traded companies, auditing internal controls and preparing tax assessments. Prior to that, from May 2000 to June 2002, he was self-employed primarily in the import and distribution of household pet products.

                           Forward-Looking Statements

All statements contained herein, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf, that are not statements of historical fact, constitute "forward-looking statements" and are made pursuant to the safe- harbor provisions of the private securities litigation reform act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in the Company's annual report on Form 10-K for 2006, its quarterly reports on Form-10-Q, and such other documents as are filed with the Securities and Exchange Commission from time to time. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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